Exhibit 99.1
CORPORATE PARTICIPANTS
Allison Jacques
Martha Stewart Living Omnimedia — Principal Financial Officer
Charles Koppelman
Martha Stewart Living Omnimedia — Executive Chairman
Robin Marino
Martha Stewart Living Omnimedia — Co-CEO and President, Merchandising
Wenda Harris Millard
Martha Stewart Living Omnimedia — Co-CEO and President, Media
Dan Weinstein
Martha Stewart Living Omnimedia — Director of Financial Reporting
Billy Stern
Martha Stewart Living Omnimedia — General Counsel
CONFERENCE CALL PARTICIPANTS
Richard Ingrassia
Roth Capital Partners — Analyst
Michael Kupinski
Noble Financial Group — Analyst
Tracy Young
JPMorgan — Analyst
David Bank
RBC Capital Markets — Analyst
PRESENTATION
Operator
Good morning and welcome to the Martha Stewart Living Omnimedia fourth quarter and full year 2008 earnings conference call and webcast. All participants will be in a listen only mode until the question and answer session of the call. At the request of Martha Stewart Living Omnimedia this call is being recorded. Anyone with objections should disconnect at this time.
At this time it is my pleasure to introduce Allison Jacques, Principal Financial Officer of Martha Stewart Living Omnimedia. Allison, you may begin when ready.
Allison Jacques — Martha Stewart Living Omnimedia — Principal Financial Officer
Thank you and good morning, everyone. I’m Allison Jacques, MSLO’s Principal Financial Officer.
Welcome to our conference call to review fourth quarter and full year 2008 results. Charles Koppelman, our Executive Chairman, will begin by providing an overview. Then our co-CEO’s, Robin Marino, President of Merchandising and Wenda Harris Millard President of Media will bring you up to speed on our businesses. And then I will review our recent performance and outlook. Joining us for the Q&A portion is Dan Weinstein, Director of Financial Reporting and Planning.

Before turning the call over to Charles, let me remind you our discussions will contain forward-looking statements which are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual future results and trends may differ materially from what is forecast in the forward looking statement due to a variety of factors. Now let me turn things over to Charles.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
Thank you all for joining us this morning. It’s been quite a year.
We know everyone is focused on the difficult economic conditions, and we’ll get into how we’re managing through this environment. But it’s important to recognize first that MSLO made a number of significant strides this past year that have diversified the Company and strengthened its foundation. I’ll mention just a few of them.
We have expanded our Merchandising business, both in terms of our array of products and their availability at retail.
We anniversaried our partnership with Macy’s, a terrific first year for both us and them, that underscores the popularity and potential for Martha Stewart products at national retail.
We gained mass market distribution of our crafts line through the majority of Wal-Mart stores nation-wide, while continuing a robust business at Michael’s and other independent craft stores.
We moved our Flowers program to 1-800-Flowers. com which is delivering on their proposition of both quality and convenience.
And we seamlessly fit Emeril Lagasse into our Merchandising efforts, giving us greater potential for growth. The addition of Emeril to our brand portfolio has been great for MSLO through the added diversity it has brought to our business. Strong results and the great potential to further leverage the brand in the future. And let me add, what a great partner and team player Emeril has become.
On the Broadcasting front, thanks to Fine Living and Sirius, we’re in the process of organically building another brand; Alexis and Jennifer, our Whatever girls, have a popular radio program on Martha Stewart Living Radio and a hit TV show on Fine Living. We see a lot of potential for this brand.
Digital had a good year; in addition to our investments in WeddingWire and Pingg, we have continually improved and enhanced our capabilities and content, making our sites go-to destinations on the web. In addition to impressive user metrics, we are continuing to improve the bottom line performance of the business. And digital is becoming a key element of our Omni offering. Wenda will talk more about how we’re among the few companies delivering a truly integrated marketing solution through advertising.
We have expanded our reach internationally and see additional opportunities ahead. Before I turn the call over to Robin, I’d like to point out that our fourth quarter results were solid in the context of both the challenging advertising and retail markets. Absent approximately $5 million in expected revenue from a transaction that did not close in Q4, our adjusted EBITDA was in line with the guidance we laid out on our last call. That’s noteworthy in this environment.
The results also show that in 2008 we entered into the beginning of the end of our Kmart relationship, as indicated by the lower contractual minimum royalty following the contracts’ peak year in 2007.
We have known for some time that 2009 would be a transition year as we position ourselves for 2010 when Kmart is no longer part of our business. It’s a transition we’re already begun to execute and one that offers great opportunities in the future.
Looking ahead, we feel very good about the Company’s position. We are certainly not immune to the economic downturn, particularly in areas like print where the entire industry faces difficulties. But even there, we are faring better than many. Our healthy balance sheet provides us with a capital cushion at the same time that the power of our brands gives us what we think of as a value edge.

Our optimism is rooted in the strength of our brands, the value we deliver to our loyal audience in good times and bad. The diversity of our revenues, our diligence in reducing Corporate overhead and managing expenses, the strength of our balance sheet and the untapped opportunities yet before us. We look forward to keeping you updated in our performance and exciting initiatives as the year progresses.
Now I’d like to turn the call over to Robin who will discuss our Merchandising business.
Robin Marino — Martha Stewart Living Omnimedia — president of Merchandising
Thank you, Charles and thanks to everyone for joining us today.
Our Merchandising business had solid results in 2008 given pinched consumer spending environment in the second half of the year. We’re demonstrating for our partners the value of our diverse product portfolio and our brands in a tough retail climate.
We’ve made terrific additions to the business, including the Emeril acquisition, the broad rollout of our successful crafts line, and our new relationship with 1-800-Flowers.com. Excluding Kmart, revenue was up 67% for the full year, demonstrating the popularity and endurance of our offerings.
Now a few highlights I’d like to share for the quarter. With great selections and attractive price points, the Martha Stewart Collection at Macy’s continues to attract shoppers, despite a challenging retail environment. We’re seeing accelerated growth in food prep and cookware categories and our luxury bedding remains popular with consumers. Our Martha Stewart crafts line with EK Success registered significant gains in the quarter due to expanded distribution in Wal-Mart stores, improved performance at Michael’s, and integrated marketing initiatives. Our glitter, punches, and embellishments are generating a lot of buzz in the blogisphere, sparking even greater consumer engagement.
We’re pleased with our Flowers program with 1-800-Flowers.com. Year-over-year the numbers are up across the board; orders, sales, and units shipped.
We recently rolled out several products at lower price points, offering consumers a great value in the current environment, while providing the high quality and style of Martha Stewart.
We’re delighted with the sales of Emeril’s licensed kitchen and food lines which contributed to our growth in the quarter, as the brand continues to resonate with consumers. We have a new partnership with Timothy’s for Emeril branded coffee.
In addition, we’ve entered into an agreement with Sof’ella Gourmet Natural Foods for a branded line of all natural gourmet food products and baking mixes, inspired by Emeril’s signature recipes. We expect the line to launch in retail stores this is spring. Work is underway to further expand our food partnerships for the Emeril brand.
We recently announced an exciting new licensing agreement with Hain Celestial Group, to offer a new Martha Stewart line of natural home cleaning solutions. This collaboration will fulfill our consumers desire for high quality housekeeping products that are also environmentally safe. This new program reflects our ongoing strategy to diversify and expand our business.
We look forward to a strong and successful collaboration with Hain and we’re aiming to have products on store shelves later this year. As evidenced by our new agreement with Hain, we have many opportunities before us. Particularly in this environment, retailers and manufacturers want to do business with powerful brands like ours. And that is leading to interesting discussions.
High on our list is finalizing a new large scale retail relationship. We’re also very focused on expanding our presence in key franchises where we have strong brand equity. Food is one example.
We’re concluding a two year run with Costco, in which we’ve been able to gain valuable learning with respect to developing the Kirkland Signature Martha Stewart co-branded food products. Now, we plan to take what we’ve learned and apply it to a broader Martha Stewart food line, distributed in a wide variety of outlets, including Costco. We’ll keep you posted on developments.
On our last conference call I discussed how we and many of our partners believe that 2009 will be a year when consumers spend more time at home, surrounding themselves with family, friends, good food, and activities that bring people together. Because of our valuable franchise and great appeal in this space, we feel we are in a unique position to inspire and teach consumers and motivate purchases. Both existing and potential partners recognize this value advantage. I have high expectations that the Merchandising group will be executing on great opportunities in 2009 that will benefit our 2010 performance.
And now I’ll turn call over to Wenda.
Wenda Harris Millard — Martha Stewart Living Omnimedia — President, Media
Thank you, Robin.
While 2008 was a challenging year for the Media segment, MSLO continued to deliver high quality compelling content to a large and loyal base of readers, TV viewers, radio listeners and internet users.
I’m not going to sugar coat it. The advertising market is one of the most challenging any of us has ever seen. We have powerful brands known for high quality. And we have a diverse and very attractive platform for Omni marketing programs and a killer sales team selling for us. We’re leveraging these strengths as we work to weather this downturn.
Publishing profitability improved substantially in both the fourth quarter and the full year periods — a remarkable achievement in the current environment. While ad paging is down and newsstand is soft, we are holding rates pretty firm. Total ad revenue for the year was down 8.1%, excluding Blueprint.
By reducing expenses through the elimination of Blueprint and strong expense management overall, along with revenues from our books business, we drove adjusted EBITDA higher for the year, up 11.7%.
We recorded a $9.3 million noncash impairment charge in the fourth quarter, related primarily to goodwill associated with Body and Soul. The charge is the result of our annual testing of intangible assets, required by current accounting regulations. Body and Soul remains and integral part of our Publishing platform.
Our books business is performing well. I’m delighted to say our most recent book with Clarkson Potter, Martha Stewart’s Cooking School, was on the New York Times best seller list, debuting in the number two spot. Just last week, Martha did a book signing at the Georgia Aquarium in Atlanta. More than 700 people attended, purchasing nearly 800 copies of Cooking School and Martha Stewart’s cookies.
We’re very excited about the forthcoming Martha Stewart’s Encyclopedia of Crafts, which Clarkson Potter will publish at the end of March. And Emeril at the Grill is due in May, the first of 10 books from Emeril, through our new Publishing program with Harper Studio.
On the digital side, our Internet segment is continuing to make strides and we are pleased with the performance here. Ad revenues were up 23% for the year and 11% for the fourth quarter, helped by higher page views and better account coverage by our sales team. In fact, Advertising Age recently ranked us first among magazine publishers with a digital business, based on percentage of the Company’s advertising revenue derived from digital sources.
User metrics continued their upward trajectory, with page views up 41% for the year. The fourth quarter is a high-traffic season on our web site, due to increased interest in holiday content. This year we offered our first ever online Christmas workshop, which drew over 90,000 participants, bringing the grand total of our 2008 online holiday workshop participants to nearly 300,000.
Looking to the rest of 2009, we think we’ll continue to outpace market growth in digital, through year-over-year comparisons will become more difficult as we go up against in 2008.
Broadcasting performed very well over all in 2008, with revenue up 17.5% and adjusted EBITDA almost quadrupling to $6.2 million. The Martha Stewart Show was renewed for a fifth season in national syndication and continues to resonate with our core demographics. Scripps Fine Living network is very happy with Whatever Martha, which we expect to renew for a second season.
Emeril programming is performing very well. Discovery Planet Green Network has renewed Emeril Green for a second season, which begins in April 2009 and Emeril recently extended, for an additional two years, his role as a food correspondent for ABC’s Good Morning America. He was also a guest judge last week on Bravo’s Top Chefs.

As I’ve discussed on previous calls, the power of our media business is truly found in the whole. Integrated, or Omni campaigns are becoming a holy grail for marketers. A recent A&A study found that Integrated marketing is the top issue in the minds of senior marketers for the second straight year.
The value is undisputed, but the right platform is difficult to find. We have that platform, and we’re demonstrating it with customers like My M&M, Dove skin products and Nestles baking products. We’re seeing great interest in these programs. Ironically, we think the current depressed ad environment is the ideal time to showcase our capabilities.
Marketers have fewer dollars to spend and are looking for value and results. We bring them a loyal audience, multiple ways to reach that audience, and a variety of content and product tie-in that no one else can deliver.
Across our media business, integration will continue to be a big thing for us this year, but so will managing smartly in this tough marketplace.
We’ve done a good job, particularly in the latter part of the year, of streamlining editorial and marketing costs across our Publishing, broadcasting, and Internet businesses. We’ve reduced staff costs where necessary as well. These actions are supporting profitability growth in a tough environment. We’ll continue to be diligent in controlling costs, at the same time that our sales teams are working double time to reinforce our value proposition to marketers.
Now, on to Allison for the financial discussion.
Allison Jacques — Martha Stewart Living Omnimedia — Principal Financial Officer
Thank you, Wenda.
All of our segments performed well in the quarter despite further weakening of the economy. Additionally,our balance sheet remains healthy with a solid cash position and manageable debt.
Total revenues were $72.9 million in the fourth quarter of 2008 compared to $118.5 million in the fourth quarter 2007. Please note that $35 million of the decline in revenue was due to the reduction of our contractual minimum guarantee with Kmart.
Also impacting the quarter was a decline in advertising revenue, primarily in our Publishing segment as well as the effect of the 2007 closure of Blueprint. Revenue from our Emeril franchise partially offset these declines.
Adjusted EBITDA was $10.4 million in the fourth quarter of 2008, that’s compared to adjusted EBITDA of $38.3 million for the prior year quarter. The decline in adjusted EBITDA was impacted by lower revenue from Kmart and advertising but was offset by Company wide savings due to the reduced funding of our bonus pool.
As mentioned previously, fourth quarter guidance was predicated on the closure of the transactions — excuse me transaction relating to an existing partnership. Due to market conditions, the transaction we were working on did not conclude in the fourth quarter and we resumed normal course of business with this partner.
Looking at the full year results, total revenues were $284.3 million in 2008, compared to $327.9 million in 2007. The decline in full year revenues is the result of the items previously mentioned — the decline of the Kmart minimum guarantee, the shut down of Blueprint and negative trends in advertising revenue, partially offset by revenue from the Emeril franchise and several of our Merchandising partnerships.
Adjusted EBITDA for the full year 2008 was $15 million compared to $34.4 million in 2007. The decline in adjusted EBITDA was impacted by revenue declines, partially offset by Company wide cost cutting initiatives we implemented throughout the year. These actions included reduced funding of the Company’s annual bonus pool, a 12% reduction in head count and the streamlining of creative and production operations.
Now for our year-over-year performance on a Segment basis. Publishing revenue decreased from the prior year’s fourth quarter, with print advertising down 22% and circulation down 5% when excluding Blueprints. Paging decreases were partially offset by modestly higher rates.
We saw a benefit in the quarter due to the shift in timing of special issues from the third quarter to the fourth quarter of this year. We also saw increased revenue from our book publishing deals due to the timing of delivery and acceptance of new manuscripts.

Our Internet business continued to make good progress with advertising revenue increasing 11% year-over-year. Total revenue for the segment was down year-over-year due to the change in reporting of Flowers revenue from our Internet segment to our Merchandising segment as discussed on prior calls. Excluding the prior year’s contribution of the Flowers business, Internet’s adjusted EBITDA increased $400,000 in the fourth quarter of 2008.
Broadcasting revenue decreased modestly. The segment made a significant contribution to our operating performance with adjusted EBITDA of $1.3 million, up $500,000 from the prior year period. This increase was due to high margin revenue from Emeril’s television programs as well as cost savings in distribution and production. When excluding Kmart royalty revenues, Merchandising revenues for the quarter were up 41%. Performance was driven by the contribution from our Emeril franchise, the broad rollout of Martha Stewart Crafts, our program with 1-800-Flowers.com and our Martha Stewart Collection, exclusively at Macy’s.
Performance across our product lines was generally in line with expectations. We recorded a noncash impairment charge of $9.3 million in the fourth quarter, related primarily to goodwill associated with our 2004 acquisition of Body and Soul. The charge is the result of our annual testing of intangible assets under generally accepted accounting principles. As Wenda previously mentioned, we remain committed to this publication.
Our cash position remains strong. We finished the period ended December 31, 2008, with $60 million in total cash, cash equivalents, and short term investments and $19.5 million in debt. We will continue to take a disciplined approach to managing our expenses and balance sheet, while remaining committed to making strategic investments in growth. Given the significant difficulties in forecasting during this economic period, we will not be providing 2009 guidance at this time. We will be providing qualitative information so you can understand our businesses.
On a segment basis for the first quarter, Publishing will continue to be impacted. We expect first quarter Publishing advertising revenue to be down almost 30% compared with prior year. The relatively firm rates helping to make up for fewer pages. Broadcasting performance is expected to be on par with prior year. Internet advertising revenue is expected to be flat compared to the prior year. Keep in mind that the prior year benefited from our Flowers business which transitioned to the Merchandising segment in 2008.
Merchandising revenues will be impacted by the decline in Kmart revenues for the first quarter of 2009. Partially offsetting this decline will be the contribution from our new agreement with Hain for a new line of cleaning products as well as from our Emeril licensing partners.
In closing, with the outlook for 2009 remaining cloudy at best, we will maintain stringent operating discipline and flexibility to effectively manage our business during these challenging times. Martha Stewart Living Omnimedia business is sound, with a solid balance sheet and diverse revenue streams.
Thank you for joining us on the call today. And we will now turn it back to the Operator for q-and-a.
QUESTION AND ANSWER
Operator
The floor is now open for questions. (Operator Instructions). And your first question comes from the line of Richard Ingrassia, Roth Capital Partners.
Richard Ingrassia — Roth Capital Partners — Analyst
Two questions if I can. Charles and Allison, you both mentioned cuts in corporate overhead. But I actually show your corporate G&A, excluding stock comp, up 3% in ‘08. Can you give us some clarification and update on efforts to otherwise reduce costs, perhaps in marketing or renegotiating any vendor agreements.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman

First of all, as it pertains to additional costs, we’re always evaluating our cost structure and taking every effort that’s available to bring those costs down. I think Dan, you can speak to the numbers.
Dan Weinstein — Martha Stewart Living Omnimedia — Director of Financial Reporting
Yes, this is Dan Weinstein. Our 2008 cost cutting initiatives, you’re not going to see a full year benefit of until 2009. For example, we did reduce our head count by 12% which took 15% of our compensation costs out of the business. But you won’t see that annualized savings until 2009. The same is true for our other operational cost savings that we’ve done throughout 2008 and we plan to continue. But you won’t see that full benefit in 2008.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
Does that answer it for you?
Richard Ingrassia — Roth Capital Partners — Analyst
That’s good enough for now. Thank you. One more if I may. And I know it’s not an easy question, Charles to answer publicly. I’m going to ask it anyway. Given the severe discount you’re giving to any reasonable private market value calculation on the brand and given that a discount is likely to persist here this year as you wade through retail and ad recession in ‘09, maybe 2010 as well. And on top of the that Martha’s SEC restrictions though 2011. Does it make sense any more for MSO to remain a public company?
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
We’re quite happy being a public company. We look at all alternatives on a regular basis. And we remain confident in what we’re doing and our strategy going forward.
Richard Ingrassia — Roth Capital Partners — Analyst
Okay. Thanks.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
You’re welcome.
Operator
Your next question comes from the line of Michael Kupinski.
Michael Kupinski — Noble Financial Group — Analyst

I have a couple of quick questions. I would have thought you may have announced the Kmart garden furniture by now, the replacement for the furniture at Kmart, given the time lead that you need for that product to get through development and shipped and all. Do you have any updates on that? And then I have a couple of follow-up questions.
Robin Marino — Martha Stewart Living Omnimedia — president of Merchandising
We’ve made significant progress with a very complex selection process. And we’re very excited about our prospects for 2010. Keep in mind that Kmart is still exclusive until February of next year. And that does have a great deal of bearing on the timing of naming our new partner.
Michael Kupinski — Noble Financial Group — Analyst
Okay. But don’t — wouldn’t you necessarily have to name him now so they can go through the production cycle. Or do you already have it lined up? Announcing the replacement is the issue at this point.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
We don’t have to announce who the partner is. We can be preparing for 2010 as we speak.
Michael Kupinski — Noble Financial Group — Analyst
Okay. And in addition, I think that there’s a trueup of all trueups coming in 2009 for the Kmart. If that’s true, can you identify the terms of that trueup and the amount that I was led to believe could have been as much as $10 million. I was wondering if you can chat a little bit about that.
Dan Weinstein — Martha Stewart Living Omnimedia — Director of Financial Reporting
Sure, this is Dan again. In 2009 we are expecting a trueup of $10 million that was previously recouped against cash received. It’s per our contractual terms that are publicly disclosed.
Michael Kupinski — Noble Financial Group — Analyst
Does that show up in Merchandising revenue?
Dan Weinstein — Martha Stewart Living Omnimedia — Director of Financial Reporting
Yes.
Michael Kupinski — Noble Financial Group — Analyst
Do you have any updates on the search for CFO?
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman

The update is that we’re in the final stages of review. And we’ll be announcing something shortly.
Michael Kupinski — Noble Financial Group — Analyst
Okay. That’s all I have for now. Thank you.
Operator
Your next question comes from the line of Tracy Young with JPMorgan.
Tracy Young — JPMorgan — Analyst
— for the Publishing group or the Merchandising group, what was the change in ad yields at the magazine group in Q4? Thanks.
Dan Weinstein — Martha Stewart Living Omnimedia — Director of Financial Reporting
We missed the first part.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
Could you repeat the question?
Tracy Young — JPMorgan — Analyst
The first is, what guidance can you give us for cash expenses at the Publishing group and the Merchandising group for first quarter? And what was the change in ad yields at the magazine group in Q4?
Dan Weinstein — Martha Stewart Living Omnimedia — Director of Financial Reporting
I’ll take the first question. We would love to provide as much color as possible and give you and the public a transparent view of our short term and long term outlook on both a cash and EBITDA basis. But in this volatile environment, visibility is extremely limited. So we will continue to evaluate our outlook internally and to the extent that economic factors stabilize, we’ll consider resuming more pointed guidance in future periods.
Tracy Young — JPMorgan — Analyst
Okay. And also the change in ad yields if you could?
Wenda Harris Millard — Martha Stewart Living Omnimedia — President, Media
I’m sorry. We don’t necessarily — ad yields?

Tracy Young — JPMorgan — Analyst
the revenue per page at the magazine group.
Wenda Harris Millard — Martha Stewart Living Omnimedia — President, Media
Okay. We don’t go into that specifically. But we have been able to increase them. So while paging is down, revenue is up, which I think speaks very strongly to the power of our brand and the value edge that we provide. It’s up. Pricing is up.
Tracy Young — JPMorgan — Analyst
Okay. Thank you.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
You’re welcome.
Operator
Your next question comes from the line of David Bank, Jr. with CBC Capital Mortgage.
David Bank — RBC Capital Markets — Analyst
David Bank Jr., with CBC Capital Mortgage, that’s a new one. It’s David Bank from RBC Capital Markets. Thanks for taking the questions. I have a number of them.
The first is can you review over the past year, you have announced some cost cutting initiatives. I know you don’t want to delve into any more than you’ve given out publicly. Can you review for us what the annualized costs we are expecting in 2009 are? You started with them in July in the first big announcement.
The second question is you guys issued an 8K regarding the new restricted units policy and the executive compensation policy respect to targets. That agreement I believe was dated February ‘08 although it was filed in ‘09. I’m assuming there were targets for ‘08. Were they met? Were they not met? Was there a reverse accrual that went on? If so, what line item would that have happened in? And can you give us a little more color on the program.
And the third question is you do have a fair amount of visibility, particularly on the magazine business. Given the lead time in the Publishing side. And I’m sort of interested what was it that caused the top line miss versus guidance on the Publishing side, and then on the Broadcasting side, the EBITDA line for the division was pretty big miss from guidance.
What was it that drove that? And the last question — I’m sorry for to many — You announced Hain, Timothy’s, new Emeril deals, I know for competitive reasons you don’t want to disclose what any one deal means. But can you give us some color on a combined basis what those deals could contribute.
Thanks again, for so many questions.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman

Let’s answer the difficult ones first. Billy Stern, our General Counsel, will answer your question.
Billy Stern — Martha Stewart Living Omnimedia — General Counsel
Hi, with respect to the 8-K there was a typo in the form agreement that should have read 2009 instead of 2008, which we thought was an immaterial typo because the 8-K itself was dated 2009. That form agreement simply reflects a new instrument adopted by the compensation committee as potential compensation under the omnibus plan. It was not one of the forms originally filed, like the option agreement or restricted stock units. It’s simply a new instrument that may be granted in the future.
David Bank — RBC Capital Markets — Analyst
Okay. So have you set — have you actually set targets then? What is the impact of that agreement on 2009?
Billy Stern — Martha Stewart Living Omnimedia — General Counsel
It was not an agreement. It’s a form agreement that the compensation committee may use as an instrument. There were no specifics set.
David Bank — RBC Capital Markets — Analyst
Okay.
Dan Weinstein — Martha Stewart Living Omnimedia — Director of Financial Reporting
As for your question about corporate expense guidance, we’re not going to provide too much more detailed information except to say that we did pull out 15% of our expenses related to compensation which makes roughly about 40% of our total costs. And we’ll see additional cost savings in other areas of the business throughout 2009.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
Can you repeat your question on Broadcasting?
Wenda Harris Millard — Martha Stewart Living Omnimedia — President, Media
David, did you have a question on Broadcasting?
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
Okay. David must be gone.
Dan Weinstein — Martha Stewart Living Omnimedia — Director of Financial Reporting

Regarding the question about Hain and others, we don’t break out the specifics of our Merchandising contracts. But I can tell you that Hain will have a positive contribution from a one time upfront payment that we expect in the first quarter of 2009. And following that, it’s a standard royalty revenue agreement that we will recognize as the products roll out into retail stores.
Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman
Next question.
Operator
This concludes today’s Q4 2008 earnings conference call. You may now disconnect.